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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG, LLP INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Remedy Corporation of our report dated January 24, 1997, included in the 1996 Annual Report to Stockholders of Remedy Corporation.

Our audits also included the consolidated financial statement schedule of Remedy Corporation listed in Item 14(a)2. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the consolidated financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 File Nos. 33-90378 and 33-91560) pertaining to the Employee Stock Purchase Plan and the 1995 Stock Option/Stock Issuance Plan and 1995 Non-Employee Directors Stock Option Plan of Remedy Corporation of our report dated January 24, 1997 with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the consolidated financial statement schedule included in this Annual Report (Form 10-K) for the year ended December 31, 1996.

                                                          /s/  ERNST & YOUNG LLP

Palo Alto, California
March 27, 1997

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